EXHIBIT 2.1

                        FIRST AMENDMENT TO LOAN AGREEMENT
                            AND OTHER LOAN DOCUMENTS

         THIS FIRST AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") is entered into as of August 14, 2006 among DGSE COMPANIES, INC., a Nevada corporation ("Borrower"), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association ("Lender").

         A. Borrower and Lender are party to that certain Loan Agreement dated as of December 22, 2005 (as modified, amended, renewed, extended, and restated, the "Loan Agreement").

         B. Borrower and Lender have agreed, upon the following terms and conditions, to amend the Loan Agreement and certain other Loan Documents.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

         1. Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Loan Agreement have the same meanings when used in this Amendment, and (b) references to "Sections" are to the Loan Agreement's sections.

         2. Amendments to Loan Agreement.

                  (a) Section 1.1 is hereby amended by adding the following definitions thereto in alphabetical order:

                           "Consent  Letter" means that certain  Consent  Letter
                  dated July 14, 2006, executed by Lender whereby Lender consented to the Merger on certain specific conditions as more fully set forth therein.

                           "Debt Service" means,  for any Person for any period,
                  the sum of (a) all regularly scheduled principal payments that are paid during such period with respect of all Funded Debt of such Person and (b) all regularly scheduled interest payments that are paid in cash with respect of all Funded Debt of such Person; provided however, "Debt Service" shall exclude any mandatory prepayments pursuant to Section 3.2(b).

                           "Funded  Debt" means Debt  described  in clauses (a),
                  (b), (c), (d), (g), (i), (j) and (k) of the definition of "Debt."

                           "Merger"  means that certain merger  contemplated  by
                  the Merger Agreement.

                           "Merger  Agreement" means that certain  Agreement and
                  Plan of Merger and Reorganization, made and entered into as of July 12, 2006, by and among Borrower, DGSE Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Borrower, Superior and Stanford International Bank, Ltd., as stockholder agent, as amended or modified from time to time.



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

                           "Merger  Effective  Date"  means  the  date  that the
                  Merger has been consummated in accordance with the Merger Agreement and such Merger is effective under all applicable Laws; provided that all of the conditions to the Merger set forth in the Consent Letter have been satisfied on or before Merger Effective Date as determined by Lender in its sole discretion.

                           "Permitted  Subordinated  Payments"  means  permitted
                  scheduled interest payments on any Superior Loans as permitted by the Superior Subordination Agreement.

                           "Restricted  Subsidiaries"  means each  Subsidiary of
                  Borrower other than Superior and wholly-owned Subsidiaries of Superior.

                           "Stanford" means Stanford  Financial Group Company, a
                  Florida corporation.

                           "Stanford Intercreditor Agreement" means that certain
                  Intercreditor Agreement executed by Borrower, Stanford, and Lender, in the form approved by Lender in the Consent Letter.

                           "Stanford   Limited   Guaranty"   means  the  Limited
                  Guaranty executed by Borrower in favor of Stanford in the form approved by Lender in the Consent Letter.

                           "Stanford Loan  Documents"  means the Stanford Notes,
                  the Stanford Limited Guaranty, and all other loan documents executed in connection therewith, each in the form approved by Lender in the Consent Letter.

                           "Stanford  Notes" means the promissory notes executed
                  by Superior in favor of Stanford.

                           "Subsidiary    Guarantors"   means   the   Restricted
                  Subsidiaries, including any After-Acquired Subsidiary.

                           "Superior" means Superior Galleries, Inc., a Delaware
                  corporation.

                           "Superior Loans" means the intercompany loans made by
                  Superior to Borrower and permitted hereunder.

                           "Superior   Subordination    Agreement"   means   the
                  Subordination Agreement executed by Superior, Lender, and Borrower, in the form approved by Lender in the Consent Letter.

                  (b) Section  1.1 is hereby  further  amended by  deleting  the
         definitions  of  "Commitment"  and  "Loan  Documents"  therefrom,   and
         substituting the following in lieu thereof:

                           "Commitment"  means the  obligation of Lender to make
                  Revolving Credit Advances pursuant to Section 2.1 in an aggregate principal amount at any time outstanding up to but not exceeding Three Million Dollars ($3,000,000) in the aggregate, subject, however, to termination pursuant to
                  Section 10.2.



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

                           "Loan Documents"  means this Agreement,  the Superior
                  Subordination Agreement, the Stanford Intercreditor Agreement (to the extent such documents are executed by the applicable parties), and all promissory notes, security agreements, subordination agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, restated, extended, supplemented, replaced, consolidated, substituted, or otherwise changed from time to time.

                  (c) Section 6.9 is hereby deleted,  and the following  Section
         6.9 is substituted in lieu thereof:

                           Section  6.9  Debt.   Borrower  and  its   Restricted
                  Subsidiaries  have no  Debt,  other  than  Debt  permitted  by
                  Section 8.1.

                  (d)  Section  7.1(a)  is  hereby  deleted,  and the  following
         Section 7.1(a) is substituted in lieu thereof:

                           (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2006, a copy of the annual audit report of Borrower and the Subsidiaries for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by an independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope; provided that on and after the Merger Effective Date, Borrower shall provide to Lender, in addition to the foregoing, an annual report (concurrently with the delivery of, and in substantially the same form as, the other annual report required under this Section 7.1(a)) that excludes Superior and its consolidated Subsidiaries as a consolidated Subsidiary of Borrower.


                  (e)  Section  7.1(b)  is  hereby  deleted,  and the  following
         Section 7.1(b) is substituted in lieu thereof:

                           (b) Quarterly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each of the quarters of each fiscal year of Borrower, a copy of an unaudited financial report of Borrower and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein, provided that on and after the Merger Effective Date,



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

                  Borrower shall provide to Lender, in addition to the foregoing, a quarterly financial report (concurrently with the delivery of, and in substantially the same form as, the other quarterly financial report required under this Section 7.1(b)) that excludes Superior and its consolidated Subsidiaries as a consolidated Subsidiary of Borrower.

                  (f)  Section  7.1(c)  is  hereby  deleted,  and the  following
         Section 7.1(c) is substituted in lieu thereof:

                           (c)  Monthly   Financial   Statements.   As  soon  as
                  available, and in any event within thirty (30) days after the end of each month of each fiscal year of Borrower, a copy of an unaudited financial report of Borrower and the Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, all in reasonable detail certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein, provided that after the Merger Effective Date, Borrower shall provide to Lender, in addition to the foregoing, a monthly financial report (concurrently with the delivery of, and in substantially the same form as, the other monthly financial report required under this Section 7.1(c)) that excludes Superior and its consolidated Subsidiaries as a consolidated Subsidiary of Borrower.

                  (g)  Article  VII is hereby  amended by adding  the  following
         Section 7.12:

                           Section 7.12 After-Acquired Subsidiaries Concurrently
                  upon the formation or acquisition of any Restricted Subsidiary of Borrower after the date hereof (an "After-Acquired Subsidiary"), Borrower shall cause the After-Acquired
                  Subsidiary to deliver all of its Constituent Documents and execute a Guaranty in favor of Lender and such Loan Documents as shall be required by Lender to create first priority Liens (subject to Liens permitted under Section 8.2) in favor of Lender in such After-Acquired Subsidiary's assets and such other documents as Lender deems reasonably necessary in connection with such actions and execute any other amendment to this Agreement as deemed necessary by Lender.

                  (h) Section 8.1 is hereby deleted,  and the following  Section
         8.1 is substituted in lieu thereof:

                           Section 8.1. Debt.  Borrower will not incur,  create,
                  assume, or permit to exist, and will not permit any Restricted Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

                           (a)      Debt to Lender;

                           (b)      Existing  Debt  described  on  Schedule  8.1
                                    hereto;

                           (c)      Debt  incurred   pursuant  to  the  Stanford
                                    Limited Guaranty;

                           (d) On and after the Merger Effective Date, Superior Loans; and



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

                           (e)      Additional  Debt not to exceed  One  Hundred
                                    Thousand    Dollars    ($100,000)   in   the
                                    aggregate.


                  (i) Section 8.2 is hereby deleted,  and the following  Section
         8.2 is substituted in lieu thereof: Section 8.2 Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, and will not permit any Restricted Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

                           (a) Liens disclosed on the Schedule 8.2 hereto;

                           (b) Liens in favor of Lender;

                           (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                           (d)   Liens   for   taxes,   assessments,   or  other
                  governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                           (e) Liens of  mechanics,  materialmen,  warehousemen,
                  carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

                           (f) Liens  resulting  from  good  faith  deposits  to
                  secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business;

                           (g) On and after the  Merger  Effective  Date,  Liens
                  pursuant to Stanford Loan Documents to secure the Stanford Limited Guaranty (provided that at all times that any Liens pursuant to this subsection (g) exist, the Stanford Intercreditor Agreement is in full force and effect); and

                           (h) Purchase money Liens on specific property to secure Debt used to acquire such property to the extent permitted in Section 8.1(e).


                  (j) Section 8.3 is hereby deleted,  and the following  Section
         8.3 is substituted in lieu thereof:

                           Section 8.3 Mergers, Etc. Borrower will not, and will
                  not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other



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

                  evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate; provided that this Section 8.3 shall not prohibit the Merger, unless a Default exists or any of the conditions or requirements set forth in the Consent Letter are not satisfied on or prior to the Merger Effective Date.

                  (k) Section 8.10 is hereby deleted in its entity, and the following new Section 8.10 is substituted in lieu thereof:

                           Section 8.10 Payment of Debt. Borrower (a) will not prepay, and will not permit any Restricted Subsidiary to prepay, any Debt, except the Obligations, and (b) will not make, and will not permit any Restricted Subsidiary to make, any payments on the Superior Loans other than Permitted Subordinated Payments.

                  (l) The term "Subsidiary" in Sections 6.2, 6.4, 6.6, 6.7, 6.8, 6.11, 6.15, 6.21, 8.4, 8.5, 8.8, 8.9, 8.11, 8.13, 8.14, 9.1, 9.2, and
         10.1(g) of the Loan Agreement is hereby deleted and replaced with the terms "Restricted Subsidiary".

                  (m) Section 9.3 is hereby deleted in its entity, and the following new Section 9.3 is substituted in lieu thereof:

                           Section 9.3 Fixed Charge Coverage Ratio. Borrower and
                  its Restricted Subsidiaries shall not, as of the last day of any fiscal quarter during the following periods, beginning with the fiscal quarter ending on June 30, 2006, permit the ratio of (a) EBITDA, minus Cash Taxes, minus Capital Expenditures not financed with Indebtedness permitted hereunder (excluding (i) the one-time and non-recurring Capital Expenditures related to (A) the opening of new payday loan stores in an amount not to exceed $70,000, and (B) the expenses related to the opening of Borrower's new store in Charleston, South Carolina in an amount not to exceed $262,000, and (ii) such other Capital Expenditures approved in writing by Lender, in its sole discretion), to (b) Debt Service, in each case for the four (4) fiscal quarters ending on the date of determination, to be less than 1.25 to 1.0. This Section 9.3 shall be based on the rolling four (4) quarter cash flow and debt service obligations of Borrower and its Restricted Subsidiaries.

                  (n) The following Section 10.1(o) is hereby added to Article X of the Loan Agreement:

                           (o) Borrower or Superior shall fail to perform, observe, or comply with any covenant, agreement, or term contained in the Stanford Loan Documents, and such failure continues beyond the applicable grace periods for such failure, if any, in the applicable Stanford Loan Documents.

                  (o) Exhibit B (but not Schedule A to Exhibit B) attached to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

         3. Amendments to Revolving Credit Note. The Revolving Credit Note is hereby amended by deleting each reference to (a) "2,500,000" and replacing it with "3,000,000," and (b) "Two Million Five Hundred Thousand Dollars" and replacing it with "Three Million Dollars".



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

         4. Acknowledgment of Lender. Lender acknowledges that upon the satisifaction of the conditions to this Amendment, (a) Paragraph 6 of the Consent Letter dated July 14, 2006, executed by Lender (the "Consent Letter") will be sastisfied, and (b) the $1,000,000 limititation set forth in Paragraph 6(g) of the Consent Letter will be waived by Lender. This acknowledgment does not serve to limit the terms or conditions of any other paragraph or provision of the Consent Letter, and Lender reserve the right to demand strict compliance with other terms and conditions of the Consent Letter.

         5. Amendments to Other Loan Documents.

         (a) All references in the Loan Documents to the Loan Agreement shall henceforth include references to the Loan Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased. All references in the Loan Documents to the Notes shall henceforth include references the other Notes as amended hereby, and as may, from time to time, be further amended, modified, renewed, extended, and/or restated.

         (b) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

         6.  Conditions  Precedent.  This Amendment shall not be effective until
(a) all representations and warranties set forth in this Amendment are true and correct, (b) Lender receives executed copies of the following: (i) this Amendment, including the ratification attached hereto; (c) Lender receives an amendment fee in the amount of Twenty Thousand Dollars ($20,000) together with payment of the estimated reasonable fees and expenses of Lender's counsel incurred in connection with this Amendment in immediately available funds, (d) Lender receives a certificate of incumbency for Borrower certified by its Secretary or an Assistant Secretary of such Borrower certifying (i) the name of each of its officers who is authorized to sign this Amendment and the other documents executed in connection therewith, (ii) a true and correct copy of the resolutions of the directors of such Borrower which authorize its execution and delivery of this Amendment and the other documents executed in connection therewith, and the performance of the Loan Documents as amended hereby, and
(iii) that the charter and bylaws of such Borrower have not been amended since December 22, 2005, and that the same are still in effect, and (e) Lender receives satisfactory certificates of existence and good standing for Borrower.

         7. Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all Liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Lender may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

         8. Representations. Borrower represents and warrants to Lender that as of the date of this Amendment: (a) this Amendment and the other Loan Documents to be delivered under this Amendment have been duly authorized, executed, and delivered by Borrower; (b) other than the filing of the Loan Agreement and this Amendment with the Securities and Exchange Commission, no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by



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

Borrower of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, except as may be limited by Debtor Relief Laws; (d) the execution, delivery, and performance by Borrower of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower is a party or by which Borrower is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects; and (f) after giving effect to this Amendment, no Default or Event of Default exists.

         9. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed -- and its performance enforced -- under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

         10. Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect, or apply as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) on the Note any amount in excess of interest calculated at the Maximum Lawful Rate, and, in the event that any Lender ever receives, collects, or applies as interest any such excess, then the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, then any remaining excess shall forthwith be paid to the applicable Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Notes; provided that, if the Notes are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Lawful Rate, then Lender shall refund to the applicable Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Notes and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Lawful Rate.

         11. ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         12. Parties. This Amendment binds and inures to Borrower, Lender, and their respective successors and assigns.

                  [Remainder of Page Intentionally Left Blank;
                           Signature Pages to Follow]

         Signature Page to First Amendment to Loan Agreement and Other Loan Documents EXECUTED as of the date first stated above.

                                      BORROWER:

                                      DGSE COMPANIES, INC., a Nevada corporation



                                      By: s/ William H. Oyster
                                         ---------------------
                                         William H. Oyster, President


LENDER:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association


By: s/ Paul Howell
   ---------------
    Paul Howell, Senior Vice President

To induce Lender to enter into this Amendment, the undersigned jointly and severally (a) consent and agree to the execution and delivery of the Amendment,
(b) ratify and confirm that all guaranties, assurances, and Liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations including the Revolving Credit Note, as amended hereby, and (c) waive notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and their successors and permitted assigns and inures to Lender and its respective successors and permitted assigns.

                                        GUARANTORS:


                                        By: /s/ L.S. Smith
                                           -------------------------------------
                                           L.S. Smith, as an individual


                                        DGSE CORPORATION


                                        By:
                                           -------------------------------------

                                        By: /s/ William H. Oyster
                                           -------------------------------------
                                           William H. Oyster, President


                                        NATIONAL JEWELRY EXCHANGE, INC.


                                        By:
                                           -------------------------------------

                                        By: /s/ William H. Oyster
                                           -------------------------------------
                                           William H. Oyster, President


                                        CHARLESTON GOLD & DIAMOND
                                        EXCHANGE, INC.

                                        By:
                                           -------------------------------------

                                        By: /s/ William H. Oyster
                                           -------------------------------------
                                           William H. Oyster, President


                                        AMERICAN PAY DAY CENTERS, INC.

                                        By:
                                           -------------------------------------

                                        By: /s/ John Benson
                                           -------------------------------------
                                           John Benson, Secretary

                                    EXHIBIT B
                                    ---------

                             COMPLIANCE CERTIFICATE
                             ----------------------


FOR QUARTER/PERIOD ENDED ________________________ (THE "SUBJECT PERIOD")


LENDER:           TEXAS CAPITAL BANK, National Association

BORROWER:         DGSE COMPANIES, INC., a Nevada corporation

         This certificate is delivered under the Loan Agreement (as amended and modified from time to time, the "Agreement") dated as of December 22, 2005, between Parent, Borrower and Lender. Capitalized terms when used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Parent and Borrower, the undersigned certifies to Lender that, on the date of this certificate, (a) the financial Statements of Parent and Borrower attached to this certificate were prepared in accordance with GAAP, and present fairly the financial condition and results of operations of Parent and Borrower, with Superior and its consolidated Subsidiaries and without Superior and its consolidated Subsidiaries, as applicable, as of the end of and for the Subject Period, (b) no Default or Event of Default currently exists or has occurred which has not been cured or waived by Lender, and (c) the status of compliance by Parent and Borrower with certain covenants of the Agreement at the end of the Subject Period is as set forth below:


                                                            In Compliance as of
                                                           End of Subject Period
                                                             (Please Indicate)

1.    Financial Statements and Reports

      (a)   Provide  annual  audited FYE financial  statements     Yes    No
            within 90 days after the last day of each year.

      (b)   Provide quarterly  financial  statements within 30     Yes    No
            days after the last day of each quarter.

      (c)   Provide  monthly  financial  statements  within 30     Yes    No
            days after the last day of each month.

      (d)   Provide   a   monthly   Compliance    Certificate,     Yes    No
            Borrowing  Base Report,  inventory  Yes No report,
            Pawn Loan report, and summary accounts receivable aging, within 30 days after the last day of each month.

      (e)   Provide Long Term Inventory  Report within 30 days     Yes    No
            after June 30 and December 31.

      (f)   Provide other required reporting timely.               Yes    No

2.    Subsidiaries                                                 Yes    No
      None except as listed on Schedule 2

3.    Additional Indebtedness                                      Yes    No
      None, except Indebtedness permitted by Section 8.1 of the Agreement.

4.    Liens and Encumbrances; Negative Pledge Agreements           Yes    No
      None at any time,  except Liens permitted by Section 8.2
      of the agreement
                                                                   Yes    No
5.    Limitation of Acquisitions and Mergers.
      None except those permitted by Section 8.3 of the Agreement.

6.    Dividends and Stock Repurchase.                              Yes    No
      None, except as permitted by Section 8.4 of the Agreement.

7.    Loans and Investments                                        Yes    No
      None, except those permitted by Section 8.5 of the Agreement.

8.    Issuance of Equity                                           Yes    No
      None, except issuances permitted by Section 8.6 of the Agreement.

9.    Affiliate Transactions                                       Yes    No
      None, except issuances permitted by Section 8.7 of the Agreement.

10.   Disposal of Assets other than in the Ordinary Course of      Yes    No
      Business
      (Section 8.8 of the Agreement). None at any time without prior written consent of Lender.

11.   Sale and Leaseback Transactions (Section 8.9 of the          Yes    No
      Agreement).
      None at any time without prior written consent of Lender.

12.   Prepayment of Debt   (Section 8.10 of the Agreement).        Yes    No
      None at any time without prior written consent of Lender.

13.   Changes in Nature of Business  (Section 8.11 of the          Yes    No
      Agreement).
      None at any time without prior written consent of Lender.

14.   Environmental Laws  (Section 8.12 of the Agreement).         Yes    No
      No activity likely to cause violations.

15.   Changes in Fiscal Year; Accounting Practices                 Yes    No
      (Section 8.13 of the Agreement).
      None at any time without prior written consent of Lender.

16.   No Negative Pledge  (Section 8.14 of the Agreement).         Yes    No
      None.


18.   Fixed Charge Coverage Ratio                                  Yes    No
      Minimum of 1:25 to 1.00. (Defined as current assets divided by current liabilities).

      FCCR =($__________ - $_________ - $ _______) / Debt Service ($_____)
              EBITDA     Cash Taxes       Capital Expenditures
                                          not   financed    with    Indebtedness
                                          permitted  under the Credit  Agreement
                                          (excluding   (i)  the   one-time   and
                                          non-recurring   Capital   Expenditures
                                          related  to  (A)  the  opening  of new
                                          payday loan stores in an amount not to
                                          exceed  $70,000,  and (B) the expenses
                                          related to the  opening of  Borrower's
                                          new   store   in   Charleston,   South
                                          Carolina  in an  amount  not to exceed
                                          $262,000,  and (ii) such other Capital
                                          Expenditures  approved  in  writing by
                                          Lender, in its sole discretion)

         (INCLUDE SCHEDULE A HERETO FOR ITEM 18)

19.   Tangible Net Worth (TNW)
      Minimum of $4,750,000 at all times.  (TNW is defined         Yes    No
      as consolidated total stockholders' equity plus
      Subordinated Debt less intangible  assets).

20.   Leverage Ratio. Maximum of 1.50 to 1.00                      Yes    No

         _______________  -  _________________/
         Liabilities         Subordinated Debt

         _______________  =  _________________
         Tangible
         Net Worth


                                                  DGSE COMPANIES, INC., a Nevada
                                                  corporation


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title: